PRESS RELEASE OF HIGHWOODS PROPERTIES, INC.
                            DATED OCTOBER 9, 1997

The Company's Board of Directors adopted a Shareholders Rights Plan and declared a distribution of one preferred share purchase right for each outstanding common share of Highwoods Properties, Inc. issuable on October 16, 1997, to each shareholder of record on October 16, 1997. The shareholder rights plan adopted by Highwoods is similar to rights plans adopted by other real estate investment trusts and publicly traded companies.